EXHIBIT 24.2
             (Power of Attorney of New Director of the Corporation)

                                Power of Attorney
         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of MainStreet BankGroup Incorporated, a Virginia corporation (the "Corporation"), does hereby constitute and appoint Michael R. Brenan, James E. Adams and Rebecca
J. Jenkins, and each of them (with full power to each of them to act alone), his true and lawful Attorneys in Fact and Agents for him and on his behalf and in his name, place and stead in any and all capacities and particularly as an officer and/or director of the Corporation to sign, execute and affix his seal thereto and file any documents, including any and all amendments, relating to the registration with the Securities and Exchange Commission of any applicable form under the Securities Act of 1933, as they deem appropriate, of the 8.90% Capital Securities (the "Capital Securities") of MainStreet Capital Trust I (the "Trust", a business trust formed under the laws of the state of Delaware), the 8.90% Junior Subordinated Deferrable Interest Debentures (the "Debentures") due December 1, 2027, and the Corporation's guarantee of the Capital Securities (the "Capital Securities Guarantee") and all other instruments, securities, documents and agreements related to the Capital Securities, the Debentures, the Capital Securities Guarantee, and the relationships between the Trust, the Corporation and the Initial Purchaser, and all such instruments, securities, documents and agreements related to the exchange or substitution of such instruments, securities, documents and agreements and make changes to any of the documents referred to above and generally to do all such things in their behalf in their capacities as officers and directors to enable the Corporation to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.
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         WITNESS the signature and seal of the undersigned this 12th day of May,
1998.

                              /s/ C. Leland Bassett (SEAL)
                                C. Leland Bassett


Witnessed on the date hereof by:


/s/ J. A. Truelove
Signature


J. A. Truelove
Name


Company Director
Occupation


Managing Director
Title


Pear Tree Farm
Watson Lane
Wingerworth
Chesterfield
S426QK  Derbyshire
England
Address






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